Exhibit 99.1

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

FOR RELEASE – August 8, 2017 – 7:00 am (EST)

AETI Announces 61% quarterly revenue growth

•	Growth driven by 169% increase in oil & gas sector revenues

HOUSTON, August 8, 2017 - American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its second quarter 2017 financial results.

AETI announced revenue for the quarter of $13.0 million, up 61% from the $8.0 million reported in the first quarter of 2017 and up 13% compared with the second quarter of 2016.

This quarterly revenue increase was primarily driven by growth in the oil & gas sector which saw revenue growth of 169% to $10.5 million. The majority of the oil & gas sector growth came from previously reported backlog in our Technical Products operations, but the Company also saw recovery in its M&I Electric Brazil operation in the quarter as well.

Gross margin for the quarter was up $1.4 million from the first quarter of 2017 but down $410k from the second quarter of 2016 due primarily to market pricing pressures in the US oil and gas markets.

The Company reported quarter ending backlog of $22.7 million, down $3.9 million from the $26.6 million reported at the end of the first quarter of 2017. The Company’s quarter ending backlog did not include the previously announced $4M West Texas pipeline project award received during the first week of July.

Based on the increased revenue and gross margins, the Company saw a $1.5 million improvement in quarterly operating results versus the first quarter of 2017.

EBITDA (a non-U.S. GAAP measure) improved to a loss of $0.7 million, from a loss of $2.1 million in the first quarter of 2017, but down versus a gain of $0.5 million in the second quarter of 2016, while net loss attributable to common shareholders in the quarter was $1.1 million, compared with a loss of $2.6 million in the first quarter of 2017 and net income of $0.1 million in the second quarter of 2016. The second quarter of 2016 EBITDA and net income included $0.4 million of one-time gains from the settlement of a claim and the gain from the sale of assets related to the disposition of the company’s South Coast facility which closed in the second quarter of 2016.

“We were pleased with the growth in revenue and bottom line improvements resulting from our strong backlog growth in the first quarter and our services operations in the US and Brazilian markets,” said Charles Dauber, AETI president and chief executive officer. “Although our markets continue to be very challenging and liquidity remains tight, the company is doing a good job of booking business and executing projects as we head in the second half of 2017.”

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

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Conference Call

AETI will conduct a conference call at 11 a.m. EST on August 8, 2017 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 888-632-3384 passcode 817746, in the United States and Canada. International callers should dial +1 785-424-1675 passcode 817746.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and construction services.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas and Houma, Louisiana; and Rio de Janeiro, Macaé and Belo Horizonte, Brazil. In addition, AETI has minority interests in two joint ventures, which have facilities located in Xian, China and Singapore. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

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Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future domestic and international demand for our products, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 30, 2017. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

Investor Contact:

American Electric Technologies, Inc.

Bill Brod

713-644-8182

investorrelations@aeti.com

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2017	December 31,
	(unaudited)	2016
Assets
Current assets:
Cash and cash equivalents	$3,242	$1,618
Restricted short-term investments	507	507
Accounts receivable-trade, net of allowance of $99 and $204 at June 30, 2017 and December 31, 2016	6,803	6,717

Inventories, net of allowance of $134 and $60 at June 30, 2017 and December 31, 2016	1,106	1,181
Cost and estimated earnings in excess of billings on uncompleted contracts	6,701	5,829
Prepaid expenses and other current assets	275	349

Total current assets	18,634	16,201
Property, plant and equipment, net	7,016	7,298
Advances to and investments in foreign joint ventures	10,245	10,663
Retainage receivable	741	649
Intangibles	493	527
Other assets	85	46

Total assets	$37,214	$35,384

Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Revolving line of credit	$—	$1,500
Current portion of long-term note payable	—	300
Short-term note payable	299	—
Accounts payable and other accrued expenses	10,060	9,798
Accrued payroll and benefits	1,039	1,093
Billings in excess of costs and estimated earnings on uncompleted contracts	4,387	208

Total current liabilities	15,785	12,899
Long-term note payable, net	6,104	3,900
Deferred compensation	237	260
Deferred income taxes	2,726	2,824

Total liabilities	24,852	19,883

Convertible preferred stock:
Redeemable convertible preferred stock, Series A, net of discount of $590 at June 30, 2017 and $617 at December 31, 2016; $0.001 par value, 1,000,000 shares authorized, issued and outstanding at June 30, 2017 and December 31, 2016	4,410	4,383

Stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,710,677 and 8,499,508 shares issued and 8,529,795 and 8,335,968 shares outstanding at June 30, 2017 and December 31, 2016	9	8
Treasury stock, at cost 180,882 and 163,540 shares at June 30, 2017 and December 31, 2016	(893)	(863)
Additional paid-in capital	13,106	12,613
Accumulated other comprehensive income	100	(2)
Retained Deficit; including accumulated statutory reserves in equity method investments of $2,887 at June 30, 2017 and December 31, 2016	(4,370)	(638)

Total stockholders’ equity	7,952	11,118

Total liabilities, convertible preferred stock and stockholders’ equity	$37,214	$35,384

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$12,960	$11,444	$20,990	$19,742
Cost of sales	12,144	10,218	20,730	18,425

Gross margin	816	1,226	260	1,317

Operating expenses:
Research and development	78	196	182	719
Selling and marketing	695	417	1,306	1,293
General and administrative	897	981	1,991	2,327

Total operating expenses	1,670	1,594	3,479	4,339

Loss from operations	(854)	(368)	(3,219)	(3,022)
Net equity income from foreign joint ventures’ operations:
Equity income from foreign joint ventures’ operations	134	347	186	152
Foreign joint ventures’ operations related expenses	(64)	(98)	(128)	(149)

Net equity income from foreign joint ventures’ operations	70	249	58	3

Loss from operations and net equity income from foreign joint ventures’ operations	(784)	(119)	(3,161)	(3,019)

Other income (expense):
Interest expense and other, net	(365)	317	(465)	278

Income (loss) before income taxes	(1,149)	198	(3,626)	(2,741)
Provision for (benefit from) income taxes	(90)	47	(72)	(9)

Net income (loss) before dividends on redeemable convertible preferred stock	(1,059)	151	(3,554)	(2,732)
Dividends on redeemable convertible preferred stock	(89)	(88)	(178)	(176)

Net income (loss) attributable to common stockholders	$(1,148)	$63	$(3,732)	$(2,908)

Earnings (loss) per common share:
Basic	$(0.13)	$0.01	$(0.44)	$(0.35)
Diluted	$(0.13)	$0.01	$(0.44)	$(0.35)
Weighted - average number of common shares outstanding:
Basic	8,504,240	8,292,751	8,420,680	8,277,897
Diluted	8,504,240	8,292,751	8,420,680	8,277,897

American Electric Technologies, Inc 1250 Wood Branch Park Drive Houston, Texas 77079 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings on Continuing Operations, Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders	$(1,148)	$63	$(3,732)	$(2,908)
Add: Depreciation and amortization	218	223	436	444
Interest expense	238	64	338	103
Provision for (benefit from) income taxes	(90)	47	(72)	(9)
Dividend on redeemable preferred stock	89	88	178	176

EBITDA	$(693)	$485	$(2,852)	$(2,194)

The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2016 10-K which was filed on March 30, 2017.